UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

May 15, 2006

ESCHELON TELECOM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-50706	41-1945204
(Commission File No.)	(IRS Employer Identification No.)

730 Second Avenue

Minneapolis, MN  55402

(Address of principal executive offices and zip code)

(612) 376-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.       Entry into a Material Definitive Agreement

Sale of 2,550,000 Shares of Common Stock By Eschelon Telecom, Inc.

On May 15, 2006, Eschelon Telecom, Inc. (the “Company”) entered into an underwriting agreement with Jefferies & Company, Inc. (the “Underwriter”), a copy of which is filed hereto as Exhibit 1.1 (the “Underwriting Agreement”) pursuant to which the Company agreed to issue 2,550,000 shares of its common stock, $0.01 par value per share (the “Shares”) to the Underwriter at $15.70 per share. This offering was effected pursuant to a registration statement on Form S–3 under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission on February 1, 2006 (File No. 333-131462), as amended to date (the “Registration Statement”), which includes a base prospectus dated February 13, 2006, as supplemented by a prospectus supplement dated May 15, 2006 (the “Prospectus”).

The Company expects to close this offering on May 19, 2006. The net proceeds to the Company in the amount of approximately $40.0 million will be used to fund potential future acquisitions.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement between Eschelon Telecom, Inc. and the Underwriter, dated May 15, 2006.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 19, 2006	Eschelon Operating Company

/s/ Geoffrey M. Boyd
	By:	Geoffrey M. Boyd
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement between Eschelon Telecom, Inc. and the Underwriter, dated May 15, 2006.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)